Exhibit 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in the United Air Lines, Inc. Form 10-K for the year ended December 31, 2000, into the Company's previously filed Form S-3 Registration Statement (File No. 33-46033), as amended, the Form S-3 Registration Statement (File No. 333-90657), and the Form S-3 Registration Statement and Post-Effective Amendment No. 1 to Form S-3 (File No. 333-48494).

 /s/ Arthur Andersen LLP
Arthur Andersen LLP

Chicago, Illinois
March 15, 2001
       (date)